UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006 (February 23, 2006)

PEOPLES ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2006, Peoples Energy Corporation (the "Company") entered into separate indemnification agreements with each member of the Company's Board of Directors. Each indemnification agreement provides that the Company will indemnify the director, to the fullest extent permitted by law, against all losses and expenses, and advance all expenses, in connection with any claim, suit, arbitration or administrative hearing brought against a director by reason of the fact that the director is or may be deemed a director, officer, employee, controlling person, agent or fiduciary of the Company, any subsidiary of the Company or for any other entity for which the director is or is deemed to be serving at the request of the Company. The Company will indemnify the director under these circumstances so long as the director acted in good faith and in a manner reasonably believed to be in the best interest of the Company and in a manner that the director had no reasonable cause to believe was unlawful.

Under the agreements, the Company will not indemnify a director for losses resulting from claims brought by or in the name of the Company. The Company will also not indemnify a director for losses or expenses if a court determines that the director is liable due to willful misconduct of a culpable nature in performing the director's duties. Furthermore, the Company will not indemnify a director:

    for any losses or expenses with respect to claims brought voluntarily by the director, and not by way of defense, except for claims to establish or enforce a right to indemnification or if the Company's Board of Directors has approved specifically the bringing of such claim;

    for any losses or expenses with respect to claims arising from an accounting of profits made from the purchase and sale by the director of the Company's securities within the meaning of Section 16(b) of the Securities Exchange Act or for claims arising pursuant to Sections 304 or 306 of the Sarbanes-Oxley Act of 2002; or

    if a court determines that such indemnification is unlawful.

Under the agreements, the Company agrees to use reasonable efforts to maintain requisite directors and officers indemnity insurance coverage at all times and agrees that its organizational documents shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

A copy of the form of indemnification agreement is attached as an exhibit to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment and Extension of Seasonal Credit Agreements

On February 23, 2006, the Company amended (1) a $20 million revolving credit agreement with ABN AMRO Bank, N.V.; (2) a $15 million revolving credit agreement with JPMorgan Chase Bank; and (3) a $15 million revolving credit agreement with Bank of America, N.A. Each credit agreement's original term was from December 1, 2005 through May 1, 2006. The entry into the original credit agreements, including the material terms of such agreements, was reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on November 16, 2005.

The credit agreements were amended to (1) increase the amount of the revolving credit commitment with ABN AMRO Bank, N.V. to $40 million; (2) increase the amount of the revolving credit commitment with JPMorgan Chase Bank to $30 million; and (3) increase the amount of the revolving credit commitment with Bank of America, N.A. to $30 million, respectively. In addition, each credit agreement's termination date was extended from May 1, 2006 to June 30, 2006. The revolving credit commitments are being increased and the termination dates extended to provide for seasonal liquidity needs and general corporate purposes, including the temporary financing of the recently announced oil and gas acquisition referred to in Item 8.01 on this Form 8-K.

Seasonal Credit Agreement

On March 1, 2006, the Company entered into a $25 million revolving credit agreement with Wells Fargo & Company to provide for general corporate purposes, including the temporary financing of the recently announced oil and gas acquisition referred to in Item 8.01 on this Form 8-K. The credit agreement is effective from March 1, 2006 through June 30, 2006. Funds may be used for general corporate purposes and commercial paper back-up, including the temporary financing of the recently announced oil and gas acquisition.

Borrowings under the credit agreement may accrue interest at either (1) the greater of (a) the prime commercial lending rate announced from time to time by Wells Fargo & Company, or (b) the Federal funds rates plus one-half of one percent, or (2) a rate based on the LIBOR rate in effect at the time of such borrowing plus an applicable margin determined by the Company's credit rating.

The terms of the credit agreement are substantially the same as the existing syndicated revolving $225 million credit agreement between the Company and the financial institutions party thereto dated March 8, 2004 filed with the Securities and Exchange Commission as Exhibit 10(b) to the Company's Form 10-Q for the quarterly period ending March 31, 2004. The credit agreement may be terminated and repayment of the loans under the credit agreement could be accelerated if, among other things, any of the following events were to occur:

    non-payment of amounts borrowed when due or non-payment of fees or interest within five days of the due date;

    failure to observe certain covenants, including failure to maintain a ratio of total debt to total debt plus equity of at least 0.65 to 1.00;

    with respect to indebtedness in an amount of $15 million or more existing other the under each credit agreement, the occurrence of events which permit the payment thereof to become accelerated;

    the failure of Peoples Energy to pay judgments against it in amounts of $15 million or more within thirty days;

    certain events related to insolvency or the commencement of bankruptcy proceedings;

    failure to pay certain amounts with respect to employee benefit plans as required by the Employee Retirement Income Security Act of 1974, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2006, Thomas M. Patrick, Chairman, President and Chief Executive Officer of the Company, informed the Board of Directors that he intends to retire within a year. The Board will engage a search firm to help screen successor candidates. A copy of the press release announcing the pending retirement is attached to this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On February 23, 2006, the Company announced that it acquired approximately 59 BCFE of proven oil and gas reserves in East Texas, North Louisiana, and Mississippi for approximately $139 million. The Company also announced that it has received proposals and is in exclusive negotiations to sell its power generation assets and exit that business. A copy of the press release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

  Exhibits

10	-	Form of Indemnification Agreement
99.1	-	Press release of February 24, 2006 announcing CEO's intention to retire
99.2	-	Press release of February 23, 2006 announcing oil and gas acquisition and plans to sell power generation assets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

Date: March 1, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer